Exhibit 99.1

PRESS RELEASE Contact: eLoyalty Corporation Bill Noon, Vice President, Chief Financial Officer (847) 582-7019 ir@eloyalty.com	eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045 www.eloyalty.com t 847.582.7000 f 847.582.7001

eLoyalty Announces Second Quarter 2010 Results

LAKE FOREST, IL, August 4, 2010 – eLoyalty Corporation (Nasdaq: ELOY), a leading Integrated Contact Solutions and Behavioral Analytics™ services company, today announced financial results for the second quarter ended June 26, 2010.

For the second quarter of 2010, total revenue was $22.0 million and the net loss was $3.7 million. The net loss available to common shareholders was $0.30 per share. eLoyalty realized an “Adjusted Earnings1” loss of $0.7 million for the second quarter of 2010. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings to operating loss, see the accompanying schedule.

The following is a summary of revenue by major component:

	Three Months Ended			Six Months Ended
(000’s)	6/26/2010	6/27/2009	% Change	6/26/2010	6/27/2009	% Change
Revenue:
Managed Services	$12,417	$11,607	7%	$25,855	$22,787	13%
Consulting Services	4,888	9,643	-49%	8,472	17,289	-51%

Services Revenue	17,305	21,250	-19%	34,327	40,076	-14%
Product	3,807	832	358%	6,018	12,870	-53%

Net Revenue	21,112	22,082	-4%	40,345	52,946	-24%
Reimbursed expenses	865	1,019		1,592	1,963

Total Revenue	$21,977	$23,101	-5%	$41,937	$54,909	-24%

Q2 Highlights

•	Signed $15.4 million of Managed Services contracts in the second quarter

•	Increased Managed Services Backlog[2] to $103.6 million

•	Grew Behavioral AnalyticsTM Service Subscriptions 41% year over year

•	Achieved 7% year over year growth in Managed Services revenue

Third Quarter 2010 Guidance

eLoyalty currently expects its Third Quarter 2010 Services revenues will be approximately $17.5 million.

eLoyalty provides guidance for Services revenue only. Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business.

Conference Call Information

eLoyalty management will host a conference call at 5:00 p.m. ET on Wednesday, August 4, 2010. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the live call is completed until August 18, 2010, by dialing (800) 642-1687 or, for international callers, (706) 645-9291 and entering conference ID number 87713670.

About eLoyalty

eLoyalty enables its customers to achieve breakthrough results with revolutionary analytics and implementation of advanced VoIP applications. eLoyalty’s principal offerings include the Behavioral Analytics™ Service and Integrated Contact Solutions (ICS).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

1	eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

2	eLoyalty uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional, extension periods. Anticipated volumes may be greater or less than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts. The reported backlog is expected to be recognized as follows: $25.0m in 2010; $37.0m in 2011; $25.2m in 2012; $16.4m in 2013 and thereafter.

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2010	2009	2010	2009
Revenue:
Services	$17,305	$21,250	$34,327	$40,076
Product	3,807	832	6,018	12,870

Revenue before reimbursed expenses (net revenue)	21,112	22,082	40,345	52,946
Reimbursed expenses	865	1,019	1,592	1,963

Total revenue	21,977	23,101	41,937	54,909

Operating expenses:
Cost of services	10,610	13,325	21,658	26,580
Cost of product	3,135	716	4,931	11,117

Cost of revenue before reimbursed expenses	13,745	14,041	26,589	37,697
Reimbursed expenses	865	1,019	1,592	1,963

Total cost of revenue, exclusive of depreciation and amortization shown below:	14,610	15,060	28,181	39,660
Selling, general and administrative	9,475	8,503	19,393	17,679
Severance and related costs	464	108	820	752
Depreciation and amortization	1,018	1,262	2,150	2,259

Total operating expenses	25,567	24,933	50,544	60,350

Operating loss	(3,590)	(1,832)	(8,607)	(5,441)
Interest and other (expense), net	(127)	(15)	(18)	(194)

Loss from continuing operations before income taxes	(3,717)	(1,847)	(8,625)	(5,635)
Income tax provision	(21)	(16)	(43)	(34)

Loss from continuing operations	(3,738)	(1,863)	(8,668)	(5,669)
Loss on discontinued operations	—	—	(136)	—

Net loss	(3,738)	(1,863)	(8,804)	(5,669)
Dividends related to Series B Stock	(317)	(324)	(640)	(647)

Net loss available to common stockholders	$(4,055)	$(2,187)	$(9,444)	$(6,316)

Per common share:
Basic loss from continuing operations	$(0.27)	$(0.14)	$(0.64)	$(0.43)

Basic loss from discontinued operations	$—	$—	$(0.01)	$—

Basic net loss	$(0.30)	$(0.17)	$(0.70)	$(0.48)

Per common share:
Diluted loss from continuing operations	$(0.27)	$(0.14)	$(0.64)	$(0.43)

Diluted loss from discontinued operations	$—	$—	$(0.01)	$—

Diluted net loss	$(0.30)	$(0.17)	$(0.70)	$(0.48)

Shares used to calculate basic net loss per share	13,690	13,250	13,574	13,168

Shares used to calculate diluted net loss per share	13,690	13,250	13,574	13,168

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of services	$24	$49	$72	$385
Selling, general and administrative	1,358	1,292	2,869	3,040
Severance and related costs	76	—	76	248

eLoyalty Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	June 26,	December 26,
	2010	2009
ASSETS:
Current Assets:
Cash and cash equivalents	$21,604	$28,982
Restricted cash	3,745	3,745
Receivables, (net of allowances of $86 and $151)	8,414	9,313
Prepaid expenses	13,901	10,126
Other current assets	1,376	944

Total current assets	49,040	53,110
Equipment and leasehold improvements, net	6,114	6,194
Goodwill	2,643	2,643
Intangibles, net	401	476
Other long-term assets	10,628	8,180

Total assets	$68,826	$70,603

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$4,256	$3,634
Accrued compensation and related costs	4,747	5,762
Unearned revenue	22,138	20,436
Other current liabilities	4,516	5,067

Total current liabilities	35,657	34,899
Long-term unearned revenue	14,733	9,526
Other long-term liabilities	1,297	1,705

Total liabilities	51,687	46,130

Redeemable Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 3,549,160 and 3,616,169 shares issued and outstanding at June 26, 2010 and December 26, 2009, respectively, with a liquidation preference of $19,368 and $19,733 at June 26, 2010 and December 26, 2009, respectively	18,101	18,442

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 15,567,751 and 14,871,521 shares issued at June 26, 2010 and December 26, 2009, respectively; and 14,779,749 and 14,220,279 outstanding at June 26, 2010 and December 26, 2009, respectively	156	149
Additional paid-in capital	206,308	203,627
Accumulated deficit	(199,625)	(190,821)
Treasury stock, at cost, 788,002 and 651,242 shares at June 26, 2010 and December 26, 2009, respectively	(4,039)	(3,295)
Accumulated other comprehensive loss	(3,762)	(3,629)

Total stockholders’ (deficit) equity	(962)	6,031

Total liabilities and stockholders’ equity	$68,826	$70,603

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Six Months Ended
	June 26,	June 27,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(8,804)	$(5,669)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,150	2,259
Stock-based compensation	2,941	3,425
Loss on discontinued operations	136	—
(Reversal) provision for uncollectible amounts	(85)	11
Severance and related costs	85	248
Changes in assets and liabilities:
Receivables	946	(2,014)
Prepaid expenses	(6,384)	(9,510)
Other assets	(432)	(132)
Accounts payable	622	430
Accrued compensation and related costs	(1,007)	502
Unearned revenue	6,959	15,266
Other liabilities	(463)	(808)

Net cash (used in) provided by operating activities	(3,336)	4,008

Cash Flows from Investing Activities:
Capital expenditures and other	(1,792)	(2,476)

Net cash used in investing activities	(1,792)	(2,476)

Cash Flows from Financing Activities:
Principal payments under capital lease obligations	(813)	(627)
Acquisition of treasury stock	(744)	(561)
Payment of Series B Stock dividends	(663)	(2)
Increase in restricted cash	—	(104)
Proceeds from stock compensation and employee stock purchase plans, net	85	65

Net cash used in financing activities	(2,135)	(1,229)

Effect of exchange rate changes on cash and cash equivalents	(115)	42

(Decrease) increase in cash and cash equivalents	(7,378)	345
Cash and cash equivalents, beginning of period	28,982	27,064

Cash and cash equivalents, end of period	$21,604	$27,409

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$215	$617
Capital equipment purchased on credit	215	617
Change in net unrealized security gain	—	181

Supplemental Disclosures of Cash Flow Information:
Interest paid	$(90)	$(224)

eLoyalty Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2010	2009	2010	2009
GAAP — Operating loss	$(3,590)	$(1,832)	$(8,607)	$(5,441)

Add back (reduce) the effect of:
Stock-based compensation	1,382	1,341	2,941	3,425
Severance and related costs	464	108	820	752
Depreciation and amortization	1,018	1,262	2,150	2,259

Adjusted earnings measure — (loss) income	$(726)	$879	$(2,696)	$995